Exhibit 5(b)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

April 24, 2015

Ameriprise Capital Trusts

(as defined below)

c/o Ameriprise Financial, Inc.

55 Ameriprise Financial Center

Minneapolis, Minnesota 55474

Attention:  General Counsel

Re:                             Ameriprise Capital Trusts

Ladies and Gentlemen:

We have acted as special Delaware counsel to Ameriprise Capital Trust I, a Delaware statutory trust (“Ameriprise Capital Trust I”), Ameriprise Capital Trust II, a Delaware statutory trust (“Ameriprise Capital Trust II”), Ameriprise Capital Trust III, a Delaware statutory trust (“Ameriprise Capital Trust III”), and Ameriprise Capital Trust IV, a Delaware statutory trust (“Ameriprise Capital Trust IV” and, collectively with Ameriprise Capital Trust I, Ameriprise Capital Trust II and Ameriprise Capital Trust III, the “Ameriprise Capital Trusts”), in connection with certain matters of Delaware law relating to the formation of the Ameriprise Capital Trusts and the proposed issuance of Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) by Ameriprise Financial, Inc., a Delaware corporation (the “Company”), and the Ameriprise Capital Trusts on or about the date hereof (the “Registration Statement”).  Capitalized terms used herein and not otherwise herein defined are used as defined in the Form Governing Instrument (as defined below).

In rendering this opinion, we have examined copies of the following documents in the forms provided to us:  the Certificate of Trust of Ameriprise Capital Trust I as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on May 5, 2006 (the “Ameriprise Capital Trust I Certificate”); the Declaration of Trust of Ameriprise Capital Trust I dated as of May 5, 2006 (the “Ameriprise Capital Trust I Original Governing Instrument”); the Certificate of Trust of Ameriprise Capital Trust II as filed in the State Office on May 5, 2006 (the “Ameriprise Capital Trust II Certificate”); the Declaration of Trust of Ameriprise Capital Trust II dated as of May 5, 2006 (the “Ameriprise Capital Trust II Original Governing Instrument”); the Certificate of Trust of Ameriprise Capital Trust III as filed in the State Office on May 5, 2006 (the “Ameriprise Capital Trust III Certificate”); the Declaration of Trust of Ameriprise Capital Trust III dated as of May 5, 2006 (the “Ameriprise Capital Trust III Original Governing Instrument”); the Certificate of Trust of Ameriprise Capital Trust IV as filed in the State Office on May 5, 2006

(collectively with the Ameriprise Capital Trust I Certificate, the Ameriprise Capital Trust II Certificate and the Ameriprise Capital Trust III Certificate, the “Certificates”); the Declaration of Trust of Ameriprise Capital Trust IV dated as of May 5, 2006 (collectively with the Ameriprise Capital Trust I Original Governing Instrument, the Ameriprise Capital Trust II Original Governing Instrument and the Ameriprise Capital Trust III Original Governing Instrument, the “Original Governing Instruments”); the form of Amended and Restated Declaration of Trust of the Ameriprise Capital Trusts attached as an exhibit to Registration Statement No. 333-133860 on Form S-3 filed with the Commission on May 5, 2006 (the “Form Governing Instrument”); the Registration Statement; and a certification of good standing of each Ameriprise Capital Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us (other than the Ameriprise Capital Trusts) under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each Ameriprise Capital Trust; (iii) that for each Ameriprise Capital Trust the Company and the Trustees will duly complete all terms of and authorize, execute and deliver an amended and restated declaration of trust in the form of the Form Governing Instrument (each, a “Governing Instrument”) and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of such Ameriprise Capital Trust and the issuance by such Ameriprise Capital Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of such Ameriprise Capital Trust; (iv) that the Preferred Securities of each Ameriprise Capital Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the “Prospectus”) that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument relating to each such Ameriprise Capital Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Preferred Securities by each Ameriprise Capital Trust, that would cause a dissolution or liquidation of any Ameriprise Capital Trust under its Original Governing Instrument or Governing Instrument, as applicable; (vi) that the activities of each Ameriprise Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that prior to the first issuance of Preferred Securities by each Ameriprise Capital Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each Ameriprise Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Ameriprise Capital Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities by each Ameriprise Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities offered by any Ameriprise Capital Trust.  As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                                      Each of the Ameriprise Capital Trusts is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.                                      The Preferred Securities of each Ameriprise Capital Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such Ameriprise Capital Trust.

3.                                      Under the Delaware Act and the terms of the applicable Governing Instrument, the Holders of Preferred Securities of each Ameriprise Capital Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Holder of Preferred Securities who is, was or may become a named Trustee of the applicable Trust. Notwithstanding the foregoing, we note that pursuant to Section 11.4 of the applicable Governing Instrument, each Ameriprise Capital Trust may withhold amounts otherwise distributable to a Holder of Preferred Securities and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the applicable Governing Instrument, Holders of Preferred Securities of each Ameriprise Capital Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “VALIDITY OF THE SECURITIES” in the prospectus forming a part thereof.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.  This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering